UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2024

ADVANCE AUTO PARTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

(540) 362-4911

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On March 11, 2024, Advance Auto Parts, Inc. (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with shareholders affiliated with Third Point LLC (together with its affiliates, “Third Point”) and Saddle Point Management, L.P. (together with their affiliates, “Saddle Point” and together with Third Point, the “Investor Group”).

Pursuant to the Cooperation Agreement, and upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of the Company, the Board agreed, among other things, to appoint each of A. Brent Windom, Gregory L. Smith and Thomas W. Seboldt (each, a “New Director”) as new independent members of the Board, effective as of March 11, 2024. The Board also agreed to nominate each of the New Directors to stand for election for a full term at the Company’s 2024 annual meeting of shareholders (the “2024 Annual Meeting”), subject to the exercise of the Board’s fiduciary duties.

Pursuant to the Cooperation Agreement, the Investor Group has agreed to abide by certain standstill restrictions and voting commitments. The Cooperation Agreement also includes procedures regarding the replacement of any of the New Directors, a mutual non-disparagement provision and provisions permitting the Investor Group to meet periodically with the Board (once annually) and management (quarterly).

The Investor Group’s right to participate in the selection of the replacement New Directors, the Company’s obligations with respect to the appointment of such replacement New Directors, and the Investor Group’s meeting rights with the Board and management are subject to the Investor Group beneficially owning a “net long position” of, or having aggregate net long economic exposure to, at least 50% of their “net long position” as of the date of the Cooperation Agreement. Certain provisions of the Cooperation Agreement, including the standstill and mutual non-disparagement provisions, will remain effective until the earlier of (i) 30 days prior to the deadline for the submission of stockholder nominations for the Company’s 2025 annual meeting of stockholders and (ii) 150 days prior to the anniversary of the 2024 Annual Meeting.

The foregoing summary of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Cooperation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

Pursuant to the Cooperation Agreement, each of the New Directors was appointed to the Board effective March 11, 2024. The Board has affirmatively determined that each of the New Directors is “independent” under the listing standards of The New York Stock Exchange and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), including applicable rules thereof related to service on audit committees and compensation committees.

Each New Director’s compensation for his services as a non-employee director will be consistent with the Company’s compensation practices for non-employee directors described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 7, 2023, under the caption “Director Compensation.”

None of the New Directors has been named to serve on any of the Board’s committees at this time. The Board will consider appropriate appointments for the New Directors to applicable Board committees as it would consider such appointments for other Board candidates, taking into account the composition of the Board, committee assignments and the needs and independence and eligibility requirements of the committees.

There are no arrangements or understandings between any of the New Directors and any other person pursuant to which any of the New Directors was appointed as a director other than with respect to the matters referred to in Item 1.01. At this time, there are no transactions in which any of the New Directors has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Brent Windom, 63, is an experienced automotive industry executive, having spent nearly four decades working in roles across the sector. Most recently, Mr. Windom has served as the President of Windom Consulting LLC, an executive consulting services business, since July 2021. From May 2019 to June 2021, Mr. Windom served as President and Chief Executive Officer of Uni-Select Inc., a leading automotive refinish, industrial coatings and automotive aftermarket parts distributor. Previously, Mr. Windom was President and COO of Canadian Automotive Group, Uni-Select’s Canadian business, from July 2017 to May 2019. Mr. Windom also served as president and Chief Executive Officer of Auto Plus | Pep Boys, a major U.S.-based distributor of automotive aftermarket parts and an aftermarket retailer, from February 2016 until July 2017, which was formed following Icahn Enterprises L.P.’s acquisition of Uni-Select USA, Inc. and Beck/Arnley Worldparts, Inc. Prior to joining IEH Auto Parts, Mr. Windom spent 10 years with Uni-Select, where he held positions of increasing responsibility including President and Chief Operating Officer, Uni-Select USA.

Gregory L. Smith, 60, is a proven supply chain expert with nearly 40 years of experience across a variety of industries. Mr. Smith currently serves as Executive Vice President, Global Operation and Supply Chain of Medtronic plc, a leading global healthcare technology company. Prior to joining Medtronic in 2021, Mr. Smith was Executive Vice President, Supply Chain of Walmart Inc., a multinational omni-channel retail corporation, from 2017 to 2021 and Senior Vice President, Global Operations of The Goodyear Tire and Rubber Company, a multinational tire manufacturer, from 2011 to 2016. Earlier in his career, Mr. Smith spent a decade with Conagra Foods, Inc., a consumer packaged goods company, where he served in several leadership positions, including Executive Vice President, Supply Chain. He previously held roles with United Signature Foods LLC and Aurora Foods Inc.

Thomas W. Seboldt, 57, is a seasoned automotive executive with over three decades of industry experience. Mr. Seboldt has been the President of Seboldt Consulting Services LLC, an automotive industry consulting firm, since January 2019. Previously, Mr. Seboldt spent the vast majority of his career with O’Reilly Automotive, Inc., an American auto parts retailer, from 1987 until November 2018, where he held several titles of increasing responsibility, including Vice President, Merchandising. Mr. Seboldt has also served on the Board of prominent industry associations including the California Automotive Wholesalers’ Association (“CAWA”) and the Auto Care Association. During his tenure on the CAWA Board, Mr. Seboldt has served in a variety of positions, including as President, Vice President, Executive Committee member and Treasurer.

Item 7.01. Regulation FD Disclosure.

On March 11, 2024, the Company issued a news release announcing the Company’s entry into the Cooperation Agreement and the matters described in Item 1.01 and Item 5.02. A copy of the news release is furnished as Exhibit 99.1 and incorporated herein by reference.

The information under this Item 7.01 and Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Cooperation Agreement between Advance Auto Parts Inc. and the Third Point and Saddle Point parties thereto, dated as of March 11, 2024

99.1	Press Release, dated March 11, 2024, issued by Advance Auto Parts, Inc.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document included in Exhibit 101.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE AUTO PARTS, INC.

Date: March 12, 2024	/s/ Ryan P. Grimsland
Ryan P. Grimsland
Executive Vice President, Chief Financial Officer